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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 24, 2005


                             Trans-Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)


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

                  Delaware                                     0-4539                                    13-2598139
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          (State or Other Jurisdiction                       (Commission                               (IRS Employer
                of Incorporation)                           File Number)                            Identification No.)
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
                              1780 Opdyke Court, Auburn Hills, MI                                                         48326
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                           (Address of Principal Executive Offices)                                                     (Zip Code)
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Registrant's telephone number, including area code 248-364-0400


                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 27, 2005, Trans-Industries, Inc. (the "Company") entered into the Stock Purchase Agreement (the "Agreement") with Clark-Reliance Corporation ("Clark-Reliance"), filed as Exhibit 10.1 hereto, pursuant to which Clark-Reliance agreed to purchase $250,000 worth of newly-issued Company common stock at a purchase price equal to the greater of the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. The Company is obligated, pursuant to the terms of the Agreement, to grant registration rights for shares of common stock purchased under the Agreement. As discussed in detail below, the sale under the Agreement closed on June 27, 2005. Harry E. Figgie, Jr., a member of the Board of Directors of the Company, is also Chairman of the Board of Clark-Reliance.

         This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         On June 24, 2005, the Company closed a previously disclosed private placement pursuant to which 1,061,185 shares of Company common stock were sold to Dale C. Coenen. The purchase price for the sale to Mr. Coenen of $0.8582 per share was equal to the greater of book value, the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. The Company received net proceeds from the sale to Mr. Coenen of approximately $910,000.

         On June 27, 2005, the Company closed a private placement pursuant to which 392,218 shares of Company common stock were sold to Clark-Reliance pursuant to the Agreement discussed above. The purchase price for the sale to Clark-Reliance of $0.6509 per share was equal to the greater of the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. The Company received net proceeds from the sale to Clark-Reliance of approximately $250,000.

         On June 29, 2005, the Company closed a previously disclosed private placement pursuant to which 597,015 shares of Company common stock were sold to Delmar Fields. The purchase price for the sale to Mr. Fields of $0.67 per share was equal to the greater of the closing price of the common stock on the day before the purchase or the average closing price of the common stock for the thirty calendar day period preceding the purchase. The Company received net proceeds from the sale to Mr. Fields of approximately $400,000.

         The proceeds from all three of the private placements were used by the Company to purchase shares of the Company's Series A Preferred Stock from the Company's Profit Sharing Plan. The Company's Profit Sharing Plan used the proceeds from the sale of the Series A Preferred Stock to make distributions to certain participants, including Mr. Coenen and Mr. Fields.

         All of the shares of common stock issued in the private placements discussed above were issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended ("Securities Act") and/or Regulation D promulgated under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

         10.1     Stock Purchase Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                                                      TRANS-INDUSTRIES, INC.



Date: June 30, 2005                                                 By: /s/ Richard A. Solon
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                                                                      Richard A. Solon
                                                                      President and Chief Executive Officer
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                                  EXHIBIT INDEX


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Exhibit
Number                     Description
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
10.1                       Stock Purchase Agreement
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